For Ministry Use Only
À l'usage exclusif du ministère

Ministry of Government Services / Ministère des Services gouvernementaux
Ontario

CERTIFICATE
This is to certify that these articles are effective on

CERTIFICAT
Ceci certifie que les présents statuts entrent en vigueur le

JUNE 0 6 JUIN, 2011

Director / Directrice
Business Corporations Act / Loi sur les sociétés par actions

Ontario Corporation Number
Numéro de la société en Ontario

002063925

Form 3
Business Corporations Act

Formule 3
Loi sur les sociétés par actions

ARTICLES OF AMENDMENT
STATUTS DE MODIFICATION

1. The name of the corporation is: (Set out in BLOCK CAPITAL LETTERS)
Dénomination sociale actuelle de la société (écrire en LETTRES MAJUSCULES SEULEMENT) :

NORCANEX RESOURCES LTD.

2. The name of the corporation is changed to (if applicable): (Set out in BLOCK CAPITAL LETTERS)
Nouvelle dénomination sociale de la société (s'il y a lieu) (écrire en LETTRES MAJUSCULES SEULEMENT) :

KITRINOR METALS INC.

3. Date of incorporation/amalgamation:
Date de la constitution ou de la fusion :

2005/01/28

(Year, Month, Day)
(année, mois, jour)

4. **Complete only if there is a change in the number of directors or the minimum / maximum number of directors.**
Il faut remplir cette partie seulement si le nombre d'administrateurs ou si le nombre minimal ou maximal d'administrateurs a changé.

Number of directors is/are:
Nombre d'administrateurs :

minimum and maximum number of directors is/are:
nombres minimum et maximum d'administrateurs :

Number / Nombre [ ] or / ou minimum and maximum / minimum et maximum [ ] [ ]

5. The articles of the corporation are amended as follows:
Les statuts de la société sont modifiés de la façon suivante :

See page 1A

(1) The name of the Company is changed to Kitrinor Metals Inc.;

(2) consolidating each of the issued and outstanding common shares of the Company on the basis of one (1) post-consolidation common share for every two (2) pre-consolidation common shares; and

(3) as a result of the consolidation, holders of less than one common share shall not be entitled to receive a fractional common share following the consolidation.

6. The amendment has been duly authorized as required by sections 168 and 170 (as applicable) of the *Business Corporations Act*.
La modification a été dûment autorisée conformément aux articles 168 et 170 (selon le cas) de la *Loi sur les sociétés par actions*.

7. The resolution authorizing the amendment was approved by the shareholders/directors (as applicable) of the corporation on
Les actionnaires ou les administrateurs (selon le cas) de la société ont approuvé la résolution autorisant la modification le

2011/05/31

(Year, Month, Day)
(année, mois, jour)

These articles are signed in duplicate.
Les présents statuts sont signés en double exemplaire.

Norcanex Resources Ltd.

(Print name of corporation from Article 1 on page 1)
(Veuillez écrir le nom de la société de l'article un à la page une)

By/
Par :

(Signature)
(Signature)

Heather Thompson, Director

(Description of Office)
(Fonction)

For Ministry Use Only
À l'usage exclusif du ministère

Ministry of Consumer and Business Services
Ontario

Ministère des Services aux consommateurs et aux entreprises

Ontario Corporation Number
Numéro de la société en Ontario

2063925

CERTIFICATE
This is to certify that these articles are effective on

CERTIFICAT
Ceci certifie que les présents status entrent en vigueur le

FEBRUARY 2 5 FÉVRIER, 2005

Director / Directrice
Business Corporations Act / Loi sur les sociétés par actions

ARTICLES OF AMENDMENT
STATUTS DE MODIFICATION

Form 3
Business Corporations Act

Formule 3
Loi sur les sociétés par actions

1. The name of the corporation is: (Set out in BLOCK CAPITAL LETTERS)
Dénomination sociale actuelle de la société : (écrire en LETTRES MAJUSCULES SEULEMENT) :

CANEXCO RESOURCES LTD.

2. The name of the corporation is changed to (if applicable): (Set out in BLOCK CAPITAL LETTERS)
Nouvelle dénomination sociale de la société (s'il y a lieu) : (écrire en LETTRES MAJUSCULES SEULEMENT) :

NORCANEX RESOURCES LTD.

3. Date of incorporation/amalgamation:
Date de la constitution ou de la fusion :

2005, 01, 28
(Year, Month, Day)
(année, mois, jour)

4. **Complete only if there is a change in the number of directors or the minimum / maximum number of directors.**
Il faut remplir cette partie seulement si le nombre d'administrateurs ou si le nombre minimal ou maximal d'administrateurs a changé.

Number of directors is/are: or minimum and maximum number of directors is/are:
Nombre d'administrateurs: **ou** *nombres minimum et maximum d'administrateurs:*

Number / *Nombre*	or / ou	minumum and maximum / *minimum et maximum*	

5. The articles of the corporation are amended as follows:
Les statuts de la société sont modifiés de la façon suivante :

To change the name of the Corporation to NORCANEX RESOURCES LTD.

6. The amendment has been duly authorized as required by sections 168 and 170 (as applicable) of the *Business Corporations Act*.
La modification a été dûment autorisée conformément aux articles 168 et 170 (selon le cas) de la Loi sur les sociétés par actions.

7. The resolution authorizing the amendment was approved by the shareholders/directors (as applicable) of the corporation on
Les actionnaires ou les administrateurs (selon le cas) de la société ont approuvé la résolution autorisant la modification le

2005-02-24

(Year, Month, Day)
(année, mois, jour)

These articles are signed in duplicate.
Les présents statuts sont signés en double exemplaire.

CANEXCO RESOURCES LTD.

(Name of Corporation) (If the name is to be changed by these articles set out current name)
(Dénomination sociale de la société) (Si l'on demande un changement de nom, indiquer ci-dessus la dénomination sociale actuelle).

By/
Par :

(Signature)
(Signature)

Glen Rochon-President

(Description of Office)
(Fonction)

Request ID: 006768166
Demande n°:
Transaction ID: 025644585
Transaction n°:
Category ID: CT
Catégorie:

Province of Ontario
Province de l'Ontario
Ministry of Consumer and Business Services
Ministère des Services aux consommateurs et aux entreprises
Companies and Personal Property Security Branch
Direction des compagnies et des sûretés mobilières

Date Report Produced: 2005/01/28
Document produit le:
Time Report Produced: 15:43:31
Imprimé à:

Certificate of Incorporation
Certificat de constitution

This is to certify that

Ceci certifie que

CANEXCO RESOURCES LTD.

Ontario Corporation No.

Numéro matricule de la personne morale en Ontario

002063925

is a corporation incorporated, under the laws of the Province of Ontario.

est une société constituée aux termes des lois de la province de l'Ontario.

These articles of incorporation are effective on

Les présents statuts constitutifs entrent en vigueur le

JANUARY 28 JANVIER, 2005

Director/Directrice
Business Corporations Act/Loi sur les sociétés par actions

Request ID / Demande°

6768166

Ontario Corporation Number
Numéro de la compagnie en Ontario

2063925

FORM 1 / *FORMULE NUMÉRO 1*

BUSINESS CORPORATIONS ACT / *LOI SUR LES COMPAGNIES*

ARTICLES OF INCORPORATION
STATUTS CONSTITUTIFS

1. The name of the corporation is: / *Dénomination sociale de la compagnie:*

CANEXCO RESOURCES LTD.

2. The address of the registered office is: / *Adresse du siège social:*

c/o GLENN ROCHON

(Street & Number, or R.R. Number & if Multi-Office Building give Room No.)
(Rue et numéro, ou numéro de la R.R. et, s'il s'agit édifice à bureau, numéro du bureau)

(Name of Municipality or Post Office)
(Nom de la municipalité ou du bureau de poste)

(Postal Code/*Code postal)*

3. Number (or minimum and maximum number) of directors is: / *Nombre (ou nombres minimal et maximal) d'administrateurs:*

Minimum 1

Maximum 9

4. The first director(s) is/are: / *Premier(s) administrateur(s):*

First name, initials and surname
Prénom, initiales et nom de famille

Resident Canadian State Yes or No
Résident Canadien Oui/Non

Address for service, giving Street & No. or R.R. No., Municipality and Postal Code

Domicile élu, y compris la rue et le numéro, le numéro de la R.R., ou le nom de la municipalité et le code postal

* GLENN
ROCHON

YES

Request ID / Demande°	Ontario Corporation Number *Numéro de la compagnie en Ontario*
6768166	2063925

5. Restrictions, if any, on business the corporation may carry on or on powers the corporation may exercise.
Limites, s'il y a lieu, imposées aux activités commerciales ou aux pouvoirs de la compagnie.

There are no restrictions on business the Corporation may carry on or on powers the Corporation may exercise.

6. The classes and any maximum number of shares that the corporation is authorized to issue:
Catégories et nombre maximal, s'il y a lieu, d'actions que la compagnie est autorisée à émettre:

The authorized capital of the Corporation consists of an unlimited number of Common Shares.

Request ID / Demande° — Ontario Corporation Number / *Numéro de la compagnie en Ontario*

6768166 — 2063925

7. Rights, privileges, restrictions and conditions (if any) attaching to each class of shares and directors authority with respect to any class of shares which may be issued in series:
Droits, privilèges, restrictions et conditions, s'il y a lieu, rattachés à chaque catégorie d'actions et pouvoirs des administrateurs relatifs à chaque catégorie d'actions que peut être émise en série:

The Common Shares shall have attached thereto the following rights, privileges, restrictions and conditions:

(a) The registered holders of the Common Shares shall be entitled to receive any dividend declared by the directors out of the moneys of the Corporation properly applicable to the payment of dividends.

(c) The registered holders of the Common Shares shall be entitled to receive notice of and attend all meetings of the shareholders of the Corporation (except meetings of the holders of other classes or series of shares voting separately as a class or series) and each Common Share shall confer the right to 1 vote in person or by proxy at all such meetings of shareholders of the Corporation.

Request ID / Demande°

6768166

Ontario Corporation Number
Numéro de la compagnie en Ontario

2063925

8. The issue, transfer or ownership of shares is/is not restricted and the restrictions (if any) are as follows:
L'émission, le transfert ou la propriété d'actions est/n'est pas restreinte. Les restrictions, s'il y a lieu, sont les suivantes:

The issue, transfer or ownership of shares is restricted and the restrictions are as follows:

1. No share in the capital of the Corporation shall be transferred without the express consent of a majority of the directors of the Corporation.

Request ID / Demande°	Ontario Corporation Number *Numéro de la compagnie en Ontario*
6768166	2063925

9. Other provisions, (if any, are):
Autres dispositions, s'il y a lieu:

The directors of the Corporation may, without authorization of the shareholders, (i) borrow money on the credit of the Corporation, (ii) issue, reissue, sell, pledge or hypothecate debt obligations of the Corporation, (iii) subject to the statute under which the Corporation is constituted, give a guarantee on behalf of the Corporation to secure performance of an obligation of any person, and (iv) mortgage, hypothecate, pledge or otherwise create a security interest in all or any property of the Corporation, owned or subsequently acquired, to secure any obligation of the Corporation; and may by resolution delegate any or all of the foregoing powers to a director, a committee of directors or an officer of the Corporation.

Request ID / Demande° — Ontario Corporation Number / *Numéro de la compagnie en Ontario*

6768166 — 2063925

10. The names and addresses of the incorporators are
Nom et adresse des fondateurs

First name, initials and last name or corporate name — *Prénom, initiale et nom de famille ou dénomination sociale*

Full address for service or address of registered office or of principal place of business giving street & No. or R.R. No., municipality and postal code
Domicile élu, adresse du siège social au adresse de l'établissement principal, y compris la rue et le numéro, le numéro de la R.R., le nom de la municipalité et le code postal

* Glenn Rochon